                                                                     EXHIBIT 1.1

                              AMENDED AND RESTATED
                      PLAN AND AGREEMENT TO EXCHANGE STOCK

                                 BY AND BETWEEN

                            RAINWIRE PARTNERS, INC.,

                                      AND

                               OASIS GROUP, INC.

                         DATED AS OF DECEMBER 19, 2001

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
                                    ARTICLE I
                                THE SHARE EXCHANGE
Section 1.01.   The Share Exchange..........................................   A-1
Section 1.02.   Time and Place of Closing...................................   A-1
Section 1.03.   Effective Time..............................................   A-1
Section 1.04.   Amendment to Certificate of Incorporation...................   A-1

                                    ARTICLE II
                           MANNER OF CONVERTING SHARES
Section 2.01.   Share Exchange Consideration................................   A-2
Section 2.02.   Conversion of Shares........................................   A-2
Section 2.03.   Adjustments to Exchange Ratio...............................   A-2
Section 2.04.   Shares Held by Oasis........................................   A-2
Section 2.05.   Fractional Shares...........................................   A-2

                                   ARTICLE III
                                EXCHANGE OF SHARES
Section 3.01.   Exchange Agent..............................................   A-2
Section 3.02.   Instructions to Exchange Agent..............................   A-3
Section 3.03.   Exchange Procedures.........................................   A-3
Section 3.04.   Rights of Former Oasis Owners...............................   A-3
Section 3.05.   No Further Ownership Rights in Oasis Stock..................   A-3
Section 3.06.   No Liability................................................   A-3
Section 3.07.   Lost Certificates...........................................   A-3
Section 3.08.   Withholding Rights..........................................   A-3
Section 3.09.   Further Assurances..........................................   A-4
Section 3.10.   No Fractional Shares........................................   A-4

                                    ARTICLE IV
                           FURTHER TERMS AND COVENANTS
Section 4.01.   Preparation of Registration Statement.......................   A-4
Section 4.02.   Oasis Shareholder Approval..................................   A-5
Section 4.03.   Rainwire Shareholder Approval...............................   A-5
Section 4.04.   New Officers and Directors..................................   A-5

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF OASIS
Section 5.01.   Organization, Authority and Capacity........................   A-5
Section 5.02.   Authorization and Validity..................................   A-6
Section 5.03.   Absence of Conflicting Agreements or Required Consents......   A-6
Section 5.04.   Governing Documents of Oasis................................   A-6
Section 5.05.   Outstanding and Authorized Capitalization...................   A-6
Section 5.06.   Financial Statements........................................   A-6
Section 5.07.   Absence of Changes..........................................   A-7
Section 5.08.   No Undisclosed Liabilities..................................   A-8

                                                                              PAGE
                                                                              ----
Section 5.09.   Litigation, Etc. ...........................................   A-9
Section 5.10.   No Violation of Law.........................................   A-9
Section 5.11.   Real and Personal Property..................................   A-9
Section 5.12.   Contracts and Commitments...................................   A-9
Section 5.13.   Employment and Labor Matters................................   A-11
Section 5.14.   Employee Benefit Matters....................................   A-11
Section 5.15.   Insurance Policies..........................................   A-12
Section 5.16.   Taxes.......................................................   A-12
Section 5.17.   Interested Transactions.....................................   A-12
Section 5.18.   Intellectual Property.......................................   A-12
Section 5.19.   Required Vote of Oasis Shareholders.........................   A-13
Section 5.20.   Brokerage...................................................   A-13
Section 5.21.   Statements True and Correct.................................   A-13

                                    ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF RAINWIRE
Section 6.01.   Organization, Authority and Capacity........................   A-13
Section 6.02.   Authorization and Validity..................................   A-14
Section 6.03.   Absence of Conflicting Agreements or Required Consents......   A-14
Section 6.04.   Governing Documents.........................................   A-14
Section 6.05.   Outstanding and Authorized Capitalization...................   A-14
Section 6.06.   Reports and Financial Statements............................   A-15
Section 6.07.   Absence of Changes..........................................   A-15
Section 6.08.   No Undisclosed Liabilities..................................   A-17
Section 6.09.   Litigation, Etc. ...........................................   A-17
Section 6.10.   No Violation of Law.........................................   A-17
Section 6.11.   Real and Personal Property..................................   A-17
Section 6.12.   Contracts and Commitments...................................   A-18
Section 6.13.   Employment and Labor Matters................................   A-19
Section 6.14.   Employee Benefit Matters....................................   A-20
Section 6.15.   Insurance Policies..........................................   A-20
Section 6.16.   Taxes.......................................................   A-20
Section 6.17.   Interested Transactions.....................................   A-21
Section 6.18.   Intellectual Property.......................................   A-21
Section 6.19.   Brokerage...................................................   A-21
Section 6.20.   Subsidiaries................................................   A-21
Section 6.21.   Statements True and Correct.................................   A-21

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS
Section 7.01.   Access to Information.......................................   A-22
Section 7.02.   No-Shop.....................................................   A-22
Section 7.03.   Affirmative Covenants of Oasis..............................   A-22
Section 7.04.   Negative Covenants of Oasis.................................   A-23
Section 7.05.   Affirmative Covenants of Rainwire...........................   A-25

                                                                               PAGE
                                                                              -----
Section 7.06.   Negative Covenants of Rainwire..............................   A-25
Section 7.07.   Confidentiality.............................................   A-25
Section 7.08.   Public Announcements........................................   A-25
Section 7.09.   Filings with State Offices..................................   A-25
Section 7.10.   Conditions to Closing.......................................   A-26

                                   ARTICLE VIII
                      CONDITIONS TO OBLIGATIONS OF RAINWIRE
Section 8.01.   Representations and Warranties..............................   A-26
Section 8.02.   Performance; Covenants......................................   A-26
Section 8.03.   Necessary Consents and Approvals............................   A-26
Section 8.04.   No Material Adverse Change..................................   A-26
Section 8.05.   No Injunction, Etc. ........................................   A-27
Section 8.06.   Oasis Shareholder Approval..................................   A-27
Section 8.07.   Effectiveness of the Form S-4...............................   A-27
Section 8.08.   Certificate of Share Exchange...............................   A-27
Section 8.09.   Tax-Free Share Exchange.....................................   A-27

                                    ARTICLE IX
            CONDITIONS TO OBLIGATIONS OF OASIS AND OASIS SHAREHOLDERS
Section 9.01.   Representations and Warranties..............................   A-27
Section 9.02.   Performance; Covenants......................................   A-27
Section 9.03.   Necessary Consents and Approvals............................   A-28
Section 9.04.   No Material Adverse Change..................................   A-28
Section 9.05.   No Injunction, Etc. ........................................   A-28
Section 9.06.   Effectiveness of Form S-4...................................   A-28
Section 9.07.   Certificate of Share Exchange...............................   A-28
Section 9.08.   Tax-Free Share Exchange.....................................   A-28
Section 9.09.   OTC Bulletin Board Listing..................................   A-28
Section 9.10.   Rainwire Shareholder Approval...............................   A-28

                                    ARTICLE X
                                   TERMINATION
Section 10.01.  Right of Termination........................................   A-28
Section 10.02.  Effect of Termination.......................................   A-29

                                    ARTICLE XI
                        SURVIVAL OF TERMS; INDEMNIFICATION
Section 11.01.  Indemnification by Rainwire.................................   A-29
Section 11.02.  Indemnification by Oasis and the Oasis Shareholders.........   A-29

                                   ARTICLE XII
                             MISCELLANEOUS PROVISIONS
Section 12.01.  Notices.....................................................   A-30
Section 12.02.  Expenses....................................................   A-30
Section 12.03.  Further Assurances..........................................   A-30
Section 12.04.  Waiver......................................................   A-30

                                                                               PAGE
                                                                              -----
Section 12.05.  Assignment..................................................   A-30
Section 12.06.  Binding Effect..............................................   A-30
Section 12.07.  Headings....................................................   A-30
Section 12.08.  Entire Agreement............................................   A-30
Section 12.09.  Governing Law; Severability.................................   A-31
Section 12.10.  Counterparts................................................   A-31
Section 12.11.  Brokers and Finders.........................................   A-31
Section 12.12.  Schedules and Exhibits......................................   A-31
Section 12.13.  Enforcement of Agreement....................................   A-31

                                   ARTICLE XIII
CERTAIN DEFINITIONS.........................................................   A-31

                      PLAN AND AGREEMENT TO EXCHANGE STOCK

     THIS AMENDED AND RESTATED PLAN AND AGREEMENT TO EXCHANGE STOCK (this "Agreement") is made and entered into as of December 19, 2001, by and between RAINWIRE PARTNERS, INC., a Delaware corporation ("Rainwire"), and OASIS GROUP, INC., a Georgia corporation ("Oasis").

     WHEREAS, Oasis and Rainwire intend to effect a reorganization pursuant to
Section 368(a)(1)(B) of the Code (as hereinafter defined) whereby Rainwire will acquire all of the outstanding shares of stock of Oasis from the Oasis Shareholders in exchange for newly issued shares of common stock of Rainwire.

     NOW, THEREFORE, for and in consideration of these premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rainwire and Oasis hereby agree as follows:

                                   ARTICLE I

                               THE SHARE EXCHANGE

     SECTION 1.01. THE SHARE EXCHANGE. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Georgia Business Corporation Code ("GBCC") and the General Corporation Law of the State of Delaware ("DGCL"), Rainwire will acquire all of the outstanding shares of stock of Oasis from the Oasis Shareholders in exchange for validly issued, fully paid and nonassessable shares of common stock of Rainwire, and, after giving effect to all of the transactions contemplated by this Agreement, (a) the Rainwire shareholders and the Oasis Shareholders will jointly own all of the issued and outstanding shares of Rainwire and (b) Oasis will be a wholly-owned subsidiary of Rainwire (the "Share Exchange").

     SECTION 1.02. TIME AND PLACE OF CLOSING. The "Closing" shall mean the consummation of the exchange of Rainwire Shares and the Oasis Shares, as set forth in Article III, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later than within three business days following the date upon which all of the conditions precedent contained in Articles VIII and IX of this Agreement have occurred and all regulatory matters have been complied with, at 10:00 a.m., local time, at the offices of Kutak Rock, LLP, Suite 2100, 225 Peachtree Street, N.E. Atlanta, Georgia 30303, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."

     SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall file a Certificate of Share Exchange in such form as is required by, and executed in accordance with, the relevant provisions of the GBCC, including sec. 14-2-1105, and shall make all other filings or recordings required under the GBCC as soon as practicable on or after the Closing Date. The Share Exchange and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Share Exchange reflecting the Share Exchange is duly filed with the Secretary of State of the State of Georgia, or at such other time and date as Oasis, Rainwire, and the Oasis Shareholders shall agree and as specified in the Certificate of Share Exchange (the "Effective Time").

     SECTION 1.04. AMENDMENT TO CERTIFICATE OF INCORPORATION. Prior to the Closing, Rainwire will effect a twenty-for-one reverse split of its authorized and outstanding common stock so that Rainwire will have approximately 495,495 shares of authorized common stock after the Reverse split (the "Reverse Split"), and after the Reverse Split shall amend its Amended and Restated Certificate of Incorporation to increase its authorized shares of common stock to 100,000,000 (the "Amendment"). Rainwire shall use its best efforts to obtain the written consent of the majority of the Rainwire Shareholders in favor of the Reverse Split and Amendment, and shall timely comply with all applicable state and federal laws in connection with the shareholder consent, including the filing and mailing of a Schedule 14C (or Registration

Statement on Form S-4) pursuant to the Securities Exchange Act of 1934 to all shareholders as of the record date that did not provide Rainwire with their written consent to the Reverse Split and Amendment.

                                   ARTICLE II

                          MANNER OF CONVERTING SHARES

     SECTION 2.01. SHARE EXCHANGE CONSIDERATION. Upon the terms and subject to the conditions of this Agreement, the Oasis Shareholders shall receive, as consideration for the Share Exchange of all of the issued and outstanding shares of Oasis's Common Stock, no par value ("Oasis Common Stock"), shares of the Common Stock, par value $.001, of Rainwire ("Rainwire Common Stock"), such shares of Rainwire Common Stock to be issuable at the Closing in accordance with the terms of this Agreement. At the Effective Time, all such shares of Rainwire Common Stock shall be duly and validly issued, fully paid and nonassessable.

     SECTION 2.02.  CONVERSION OF SHARES. Subject to the provisions of this
Article II, at the Effective Time, by virtue of the Share Exchange and without any action on the part of the parties hereto or the shareholders of any of the parties, each 2.5 shares of the Fully Diluted Shares of Oasis Common Stock issued and outstanding at the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the holder thereof, automatically be converted into one (1) share of Rainwire Common Stock (the "Exchange Ratio"). "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Oasis Common Stock calculated on a fully diluted, fully converted basis as though any and all convertible debt and equity securities (including any Oasis Preferred Stock and any outstanding warrants and outstanding options (whether vested or unvested)) had been converted or exercised into Common Stock. The Exchange Ratio shall not change as a result of fluctuations in the market price of Rainwire Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of Rainwire Common Stock issued pursuant to this Section 2.02 shall be referred to as "Share Exchange Shares."

     SECTION 2.03. ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Rainwire Common Stock or Oasis Common Stock), reorganization, recapitalization or other like change with respect to Rainwire Common Stock or Oasis Common Stock occurring after the date of this Agreement and prior to the Effective Time. Any such change for which a record date is established shall be deemed for the purposes of this Section 2.03 to have occurred on the record date. Notwithstanding the foregoing, the Exchange Ratio shall not be adjusted for any effects that the Stock Dividend and Amendment shall have on the Rainwire Common Stock.

     SECTION 2.04. SHARES HELD BY OASIS. Each share of Oasis Common Stock held in treasury by Oasis, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     SECTION 2.05. FRACTIONAL SHARES. No certificates representing fractional shares of Rainwire Common Stock will be issued as a result of the Share Exchange. Any fractional share interest to which an Oasis Shareholder would otherwise be entitled to receive shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     SECTION 3.01. EXCHANGE AGENT. Rainwire's transfer agent shall serve as the exchange agent (the "Exchange Agent") in the Share Exchange.

     SECTION 3.02. INSTRUCTIONS TO EXCHANGE AGENT. At or prior to the Effective Time, Rainwire shall give instructions to the Exchange Agent concerning the issuance of such certificates representing the aggregate number of shares of Rainwire Common Stock issuable pursuant to Section 2.02 in exchange for outstanding shares of Oasis Common Stock.

     SECTION 3.03. EXCHANGE PROCEDURES. Upon surrender of a certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor a Rainwire certificate representing that number of whole shares of Rainwire Common Stock that such holder has the right to receive pursuant to the provisions of this Article III, and the certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.03, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Share Exchange Consideration that the holder thereof has right to receive pursuant to the provisions of this Article III. No interest will be paid or will accrue on any cash payable to holders of certificates pursuant to the provisions of this Article.

     Rainwire shall not be obligated to deliver the consideration to which any Oasis Shareholder is entitled as a result of the Share Exchange until such holder surrenders his or her certificate or certificates representing the shares of Oasis Common Stock for exchange as provided in this Article III or such holder provides an appropriate affidavit regarding loss of such certificate or agreement and an indemnification in favor of Rainwire pursuant to Section 3.07 hereof.

     SECTION 3.04. RIGHTS OF FORMER OASIS OWNERS. At the Effective Time, the stock transfer books of Oasis shall be closed and no transfer of Oasis Common Stock by any such holder shall thereafter be made or recognized. Until surrendered in accordance with the provisions of Section 3.03 of this Agreement, each certificate theretofore representing shares of Oasis Common Stock (other than shares to be canceled pursuant to Section 2.04 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.01 of this Agreement in exchange therefor.

     SECTION 3.05. NO FURTHER OWNERSHIP RIGHTS IN OASIS STOCK. All shares of Rainwire Common Stock issued upon the surrender for exchange of shares of Oasis Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Oasis Common Stock, and there shall be no further registration of transfers on the records of Oasis of shares of Oasis Common Stock which were outstanding immediately prior to the Effective Time.

     SECTION 3.06. NO LIABILITY. None of Rainwire, Oasis, the Exchange Agent or any party hereto shall be liable to any Person in respect of any shares of Rainwire Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 3.07. LOST CERTIFICATES. If any certificate representing Oasis Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Rainwire, the posting by such Person of a bond in such reasonable amount as Rainwire may direct as indemnity against any claim that may be made against either of them with respect to such certificate, the transfer agent will issue in exchange for such lost, stolen or destroyed certificate the Share Exchange Consideration and unpaid dividends and distributions on shares of Rainwire Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     SECTION 3.08. WITHHOLDING RIGHTS. Rainwire shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Rainwire Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Rainwire such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Oasis Common Stock in respect of which such deduction and withholding was made by Rainwire.

     SECTION 3.09. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of Rainwire shall be authorized to execute and deliver, in the name and on behalf of Oasis, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Oasis, any other actions and things to vest, perfect or confirm of record or otherwise in Oasis any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Oasis as a result of, or in connection with, the Share Exchange.

     SECTION 3.10. NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Rainwire Common Stock shall be issued upon the surrender for exchange of certificates, no dividend or distribution of Rainwire Common Stock shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights as a Stockholder of Rainwire. The procedure with respect to fractional shares is set forth in Section 2.05 hereof.

                                   ARTICLE IV

                          FURTHER TERMS AND COVENANTS

     SECTION 4.01. PREPARATION OF REGISTRATION STATEMENT. As promptly as reasonably practicable following the date of this Agreement, Rainwire and Oasis shall prepare and file with the SEC a mutually acceptable Information Statement/Proxy Statement (the "Information/Proxy Statement") and Rainwire shall prepare and file with the SEC a Registration Statement on Form S-4 in which the Information/ Proxy Statement will be included as a prospectus (such Registration statement, and any amendments or supplements thereto, the Form "S-4"). Rainwire agrees to provide Oasis with a reasonable opportunity to review and comment on the Form S-4 before filing with the SEC. Each of Rainwire and Oasis shall use commercially reasonable efforts (a) to request, within twenty-four (24) hours of receiving oral or written notification by the SEC that it has no further comments on the Form S-4, that the effective date of the Form S-4 be accelerated so that the Form S-4 become effective as promptly and as practicable thereafter,
(b) to otherwise have the Form S-4 declared effective by the SEC as promptly as practicable, (c) to keep the Form S-4 effective as long as is necessary to consummate the Share Exchange and the transactions contemplated thereby. Rainwire and Oasis shall, as promptly as practicable after receipt thereof, (i) provide the other party copies of any written comments and advise the other party of any oral comments received from the SEC relating to matters being considered by the SEC in connection with its review, if any, of the Form S-4 and
(ii) respond to such comments by filing with the SEC a proper response and, if necessary or desirable, an amendment to the Form S-4. Rainwire and its counsel shall be responsible for the preparation and filing of the Form S-4, provided, however, that Oasis and its counsel shall promptly provide such information, draft and provide to Rainwire such portions of the Form S-4 and provide such other assistance with respect to the preparation and filing of the Form S-4 as Rainwire may from time to time reasonably request. Notwithstanding any other provision herein to the contrary, no portion of the Form S-4 or any amendment or supplement thereto nor any response to comments relating thereto may be filed with the SEC, and no document or portion thereof may be incorporated by reference into the Form S-4, without the prior approval of both Rainwire and Oasis, which approval shall not be unreasonably withheld or delayed. Oasis will use commercially reasonable efforts to cause the Form S-4 to be mailed to Oasis' stockholders as soon as practicable after the Form S-4 is declared effective by the SEC. Rainwire shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the shares of Rainwire Common Stock to be issued in the Share Exchange (the "Share Issuance") and Oasis shall furnish all information concerning Oasis and the holders of Oasis Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has been declared effective by the SEC, the issuance by the SEC or any state securities regulatory authority of any stop order or threatened stop order relating to the Form S-4, the suspension of the qualification of the Rainwire Common Stock issuable in connection with the Share Exchange for offering or sale in any jurisdiction, any request by the SEC or any state securities regulatory authority to respond to an inquiry, to provide any information on a supplemental basis, to amend or supplement any document incorporated by reference into the Form S-4 (regardless of whether the document which is the subject of such request was filed by the party who is to receive notice as provided above), or any request by the SEC to amend or supplement the Form S-4; in each case, together with all of the facts and circumstances known to the notifying party relating to the event or events which has or have given rise to the obligation to provide such notification. If at any time prior to the Effective Time either Rainwire or Oasis becomes aware that any information including, without limitation, information relating to Rainwire or Oasis, or any of their respective affiliates, officers or directors, has either been misstated in, or omitted from, the Form S-4, the party who has become aware of such misstatement or omission shall promptly advise the other party and Rainwire and Oasis shall cooperate with one another in the preparation and filing, as soon as reasonably practicable, of an amendment or supplement to the Form S-4 so that following the filing of such amendment or supplement, the Form S-4 (including any documents incorporated by reference therein) would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.02.  OASIS SHAREHOLDER APPROVAL.

          (a) As soon as reasonably practicable after the date on which the Form S-4 has been declared effective by the SEC, Oasis shall take all actions required by the GBCC and Regulations 14A and 14C promulgated under the Exchange Act to call, give notice of, solicit proxies with respect to, convene and hold a meeting of its stockholders for the purpose of obtaining the Required Oasis Vote (the "Oasis Stockholder Meeting").

          (b) In connection with obtaining the Required Oasis Vote, the Board of Oasis will not withdraw, modify or qualify the Oasis Recommendation in a manner adverse to Rainwire (any such withdrawal, modification or qualification, a "Change") or take any action in connection with or make any statement at the Oasis Stockholder Meeting which is inconsistent with the Oasis Recommendation or would reasonably be expected to diminish the likelihood of obtaining the Required Oasis Vote.

          (c) Oasis shall also take all action required under the GBCC with respect to the holders of Dissenting Shares, if any; and

          (d) Oasis shall cooperate with Rainwire in mailing to Oasis' shareholders a transmittal letter to be used by such shareholders in forwarding their certificates for surrender and exchange.

     SECTION 4.03. RAINWIRE SHAREHOLDER APPROVAL. Rainwire shall take all actions required by the DGCL and Regulations 14A and 14C promulgated under the Exchange Act to obtain the consent of a majority of its shareholders in favor of the Share Exchange and Amendments and to notify the remaining shareholders of the actions taken by the majority.

     SECTION 4.04. NEW OFFICERS AND DIRECTORS. Upon Closing, Lyne Marchessault will resign as President of Rainwire, and Ronald A. Potts will be appointed President and Chief Executive Officer of Rainwire. Additionally, upon Closing, Ronald A. Potts will be appointed to the Board of Directors of Rainwire, and the number of directors constituting Rainwire's Board of Directors will be increased to a total of five (5) directors.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF OASIS

     Oasis represents and warrants the following to Rainwire:

          SECTION 5.01. ORGANIZATION, AUTHORITY AND CAPACITY. Oasis is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has the full corporate power and authority necessary to (a) execute, deliver and perform its obligations under this Agreement and the other documents and instruments to be executed and delivered by Oasis pursuant to this Agreement (collectively, the "Share Exchange Documents") and (b) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Oasis is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 5.01, which includes every state of the United States in which the conduct of the business and the ownership of such properties and assets requires it to be so qualified.

          SECTION 5.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance of the Share Exchange Documents to be executed and delivered by Oasis have been duly authorized by all necessary corporate action on the part of Oasis, and the Board of Directors has recommended that the Stockholders of Oasis approve this Agreement and the transactions contemplated hereby be submitted for consideration to its shareholders. The Share Exchange Documents to be executed and delivered by Oasis have been or will be, as the case may be, duly executed and delivered by Oasis and constitute or will constitute the legal, valid and binding obligations of Oasis, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

          SECTION 5.03.  ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED
     CONSENTS. Except as set forth on Schedule 5.03, the execution, delivery and performance by Oasis of the Share Exchange Documents to be executed and delivered by Oasis: (a) do not require the consent of or notice to any Authority or any other third party (except for those required under or in relation to state securities or "blue sky" laws, the Securities Act, and the GBCC with respect to the filing of the Certificate of Share Exchange);
     (b) do not conflict with any provision of Oasis's articles or certificate of incorporation or bylaws; (c) do not violate any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Oasis is subject or by which Oasis or any of its respective properties are bound; (d) do not conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under the terms of any agreement, instrument, license or permit to which Oasis is a party or by which Oasis or any of its properties are bound; and (e) will not create any lien, encumbrance or restriction upon any of the assets or properties of Oasis.

          SECTION 5.04. GOVERNING DOCUMENTS OF OASIS. True and correct copies of the organizational documents and all amendments thereto of Oasis in effect on the date hereof have been or will be provided to Rainwire. Rainwire has been or will be provided with access to the minutes of Oasis, and such minutes accurately reflect all proceedings of the board of directors of Oasis (and all committees thereof) required to be reflected in such records through the date hereof.

          SECTION 5.05. OUTSTANDING AND AUTHORIZED CAPITALIZATION. All authorized and outstanding shares of Oasis Common Stock are accurately described on Schedule 5.05. All outstanding shares of Oasis Common Stock are listed and held of record as indicated on Schedule 5.05 and all shares of outstanding Oasis Common Stock have been duly and validly issued, and are fully paid and nonassessable. No shares of Oasis Common Stock were issued in violation of preemptive rights of any past or present holder of any Oasis Common Stock. Except as set forth on Schedule 5.05, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to Oasis Common Stock and there are no outstanding securities of Oasis Convertible into or exchangeable for any Oasis Common Stock. Except as set forth on Schedule 5.05, Oasis is not obligated to issue or repurchase any Oasis Common Stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued Oasis Common Stock.

          SECTION 5.06. FINANCIAL STATEMENTS. Attached hereto as Schedule 5.06(a), is the audited financial statements of Oasis for the year ended December 31, 2000, and the unaudited financial statements for the period ended September 30, 2001, which reflect the results of operation and financial condition of Oasis for such periods and at such dates (the "Oasis Financial Statements"). Except as disclosed in Schedule 5.06(b), to the best of Oasis's or the Oasis Shareholders' knowledge, as of their respective dates (or if amended or superseded by a subsequent report created prior to the date of this Agreement, then as of the date of such subsequent report), the Oasis Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Schedule 5.06(b), to the best of Oasis's or the Oasis Shareholders' knowledge, the Oasis Financial Statements present fairly the financial position of Oasis as of the dates indicated and present fairly the results of operations of Oasis for the periods then ended, and are in accordance with the books and records of Oasis, which are complete and correct in all material respects.

          SECTION 5.07. ABSENCE OF CHANGES. Since September 30, 2001, Oasis has conducted its business only in the ordinary course and has not, except as set forth in Schedule 5.07:

             (a) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

             (b) paid, discharged or satisfied any material liability other than in the ordinary course of business;

             (c) written off as uncollectible any account receivable other than in the ordinary course of business or suffered an impairment of any other asset (or is aware of any facts that would result in such write-off or impairment);

             (d) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

             (e) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $25,000 or made aggregate capital expenditures or commitments in excess of $25,000;

             (f) made any material change in any method of accounting or accounting practice;

             (g) subjected any of its assets, tangible or intangible, to any Lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

             (h) hired, committed to hire or terminated any employee other than in the ordinary course of business;

             (i) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of Oasis Common Stock or purchased, redeemed or otherwise acquired, directly or indirectly, any Oasis Common Stock;

             (j) terminated or amended any material contract, license or other instrument to which Oasis is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which, in the aggregate, would have a Oasis Material Adverse Effect;

             (k) effected any change in its capital structure;

             (l) (i) incurred, assumed or refinanced any Indebtedness other than in the ordinary course of business consistent with past practice, or
        (ii) made any loans, advances or capital contributions to, or investments in, any Person other than an Oasis Subsidiary or any employee or officer as a cash advance, in each case in the ordinary course of business and consistent with past practice;

             (m) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (i) Indebtedness as it matures and become due and payable or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

             (n) changed any of the accounting or tax principles, practices or methods used by Oasis, except as required by changes in applicable Tax Laws or changed reserve amounts or policies;

             (o) (i) entered into any employment contract or other arrangement or made any change in the compensation payable or to become payable to any of the officers of Oasis or Persons acting in a similar capacity or Affiliates in the ordinary course consistent with past practice, (ii) terminated or entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan, and except for cash advances made in the ordinary course of business consistent with past practice, (iii) paid any bonuses payable or to become payable to any of the officers of Oasis or Persons acting in a similar capacity or (iv) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

             (p) (i) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any Affiliate, officer, employee or Person acting in a similar capacity, or paid or agreed to pay or made any accrual or arrangement for payment to any Affiliate, officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice, (ii) granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present or (iii) or amended in any material respect any such existing plan, agreement or arrangement to effect any of the foregoing;

             (q) made any payments (other than regular compensation and cash advances payable to officers and employees or Persons acting in a similar capacity of Oasis in the ordinary course consistent with past practice), loans, advances or other distributions, or enter into any transaction, agreement or arrangement with, the Oasis Shareholders, any Oasis Affiliates, officers, employees, agents, consultants or Persons acting in a similar capacity, stockholders of their Affiliates, associates or family members;

             (r) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

             (s) (i) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (ii) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

             (t) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance;

             (u) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law or any existing agreements set forth on Schedule
        5.19 or as may be reasonably necessary to secure or protect intellectual or other property rights of Oasis, provided any confidential information to any Person other than Rainwire; or

             (v) agreed, whether in writing or otherwise, to take any action described in this Section 5.07.

          SECTION 5.08. NO UNDISCLOSED LIABILITIES. To the best of Oasis's or the Oasis Shareholders' knowledge, Oasis does not have any liabilities, other than those liabilities which have been adequately reflected in or provided for in the Oasis Financial Statements or as shown on Schedule 5.08 hereto.

          SECTION 5.09. LITIGATION, ETC. Except as listed on Schedule 5.09 hereto and except for matters that are covered by Oasis's insurance (taking into account any applicable limits on coverage), (a) there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending (a "Claim") against Oasis, or to the knowledge of Oasis, no such matter is threatened, and there is no basis for any such action, (b) to the knowledge of Oasis, there are no governmental or administrative investigations or inquiries pending that involve Oasis, (c) there are no judgments against or consent decrees binding on Oasis or its assets or which may have an adverse effect on, the business or goodwill of Oasis; and
     (d) all Claims have been reported to the appropriate insurance carrier and, to the knowledge of Oasis, Oasis has not received a notice of denial of coverage or a reservation of rights. A list of all outstanding Claims against Oasis is set forth on Schedule 5.15.

          SECTION 5.10. NO VIOLATION OF LAW. Oasis has not been or is not currently in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for any such violations as would not individually or in the aggregate have a Oasis Material Adverse Effect.

          SECTION 5.11.  REAL AND PERSONAL PROPERTY.

          (a) Schedule 5.11(a) sets forth a list of all items of material personal and mixed, tangible and intangible property, rights and assets owned or leased by Oasis. Except as set forth on Schedule 5.11(a), Oasis
     (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Oasis Financial Statements; and (ii) owns such rights, assets and personal property free and clear of all Liens, encumbrances or restrictions of any nature whatsoever (except for current year ad valorem taxes).

          (b) Schedule 5.11(b) contains a true and correct description of all real property owned or leased by Oasis, including all improvements located thereon. Except as set forth on Schedule 5.11(b), Oasis has good and marketable title to all real property owned by it, free and clear of any Liens, encumbrances or restrictions of any nature whatsoever. Rainwire has been furnished with true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the matters listed on Schedule 5.11(b). No condemnation or similar actions are currently in effect or pending against any part of any real property owned or leased by Oasis or, to the knowledge of Oasis, no such action is threatened against any such real property. There are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any owned or leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

          (c) The assets owned or leased by Oasis (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets (together with any assets leased by Oasis) include all rights, properties, interests in properties, and assets necessary to permit Oasis to carry on its business as presently conducted following the Share Exchange.

SECTION 5.12.  CONTRACTS AND COMMITMENTS.

          (a) Schedule 5.12 contains a complete and accurate list of all contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of Oasis of or concerning the following matters which involve (i) payments by or to Oasis in excess of $5,000, (ii) performance by or for Oasis of services or obligations the value of which is in excess of $5,000, or

     (iii) performance by or for Oasis of services or obligations for greater than 90 days (the "Oasis Agreements"):

             (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

             (ii) the employment or engagement of any officer, director, employee, consultant or agent;

             (iii) any relationship with any Oasis Shareholder, or any person or entity affiliated with or related to any Oasis Shareholder or any officer, director, employee, consultant or agent of Oasis;

             (iv) any arrangement limiting the freedom of Oasis to compete in any manner in any line of business;

             (v) any arrangement that could reasonably be anticipated to have a Oasis Material Adverse Effect;

             (vi) any arrangement not in the ordinary course of business;

             (vii) any power of attorney, whether limited or general, granted by or to Oasis;

             (viii) any agreements relating to the making of any loan or advance by Oasis;

             (ix) any agreements providing for the indemnification by Oasis of any Person;

             (x) any agreements with any Authority except those entered into in the ordinary course of business which are not material to Oasis;

             (xi) any broker, distributor, dealer or representative or agency agreements pursuant to which Oasis made payments in excess of $25,000 during the preceding fiscal year;

             (xii) any agreements (including settlement agreements) currently in effect pursuant to which Oasis licenses the right to use any Intellectual Property to any Person or from any Person (other than license agreements related to off-the-shelf software products);

             (xiii) any confidentiality agreements entered into by Oasis during the period commencing three years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which Oasis was restricted from providing information to third parties, other than confidentiality agreements entered into in the normal course of business;

             (xiv) any voting trust or similar agreements relating to any of the ownership interests in Oasis to which any of the Oasis Shareholders or Oasis is a party;

             (xv) any joint venture, partnership or similar documents or agreements; and

             (xvi) any agreement that materially limits or purports to materially limit the ability of Oasis to own, operate, sell, transfer, pledge or otherwise dispose of any assets.

          (b) Oasis has delivered or will deliver to Rainwire true and complete copies of all Oasis Agreements. Except as indicated on Schedule 5.12, the Oasis Agreements are valid and enforceable in accordance with their terms (except to the extent limited by equitable principles or bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) and there is not under any of such contracts (i) any existing or claimed default by Oasis or event which with the notice or lapse of time, or both, would constitute a default by Oasis or (ii) to the knowledge of Oasis, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party. Except as indicated on Schedule 5.12, the continuation validity and enforceability of the Oasis Agreements will not be affected by the Share Exchange and the Share Exchange will not result in a breach of, or default under, or require the consent of any other party to any of the Oasis Agreements. Except as set forth on Schedule 5.12, there is no actual or, to the knowledge of Oasis, threatened termination, cancellation or limitation of any Oasis Agreements that would have a Oasis Material Adverse Effect. To the knowledge of Oasis, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Oasis Agreements.

          SECTION 5.13.  EMPLOYMENT AND LABOR MATTERS.

          (a) Schedule 5.13(a) sets forth (i) the number of full-time and part-time employees of Oasis and (ii) the name and compensation paid to each employee of or consultant to Oasis who currently receives or has received salary, benefits and bonuses for the two most recently ended fiscal years in excess of $50,000.

          (b) Oasis is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including the National Labor Relations Act, the Immigration Reform and Control Act of 1986, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Americans With Disabilities Act, the Fair Labor Standards Act, ERISA, the Occupational Safety and Health Act, the Family Medical Leave Act, and any other law, ordinance or regulation respecting the terms and conditions of employment, including authorization to work in the United States, equal employment opportunity (including prohibitions against discrimination, harassment, and retaliation), payment of wages, hours of work, occupational safety and health, and labor practices.

          (c) Except as disclosed on Schedule 5.13(c),

             (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning Oasis's employment practices pending or, to the knowledge of Oasis, threatened before any federal, state or local agency or court, and, to the knowledge of Oasis, no basis for any such matter exists;

             (ii) Oasis is not a party to any union or collective bargaining agreement, and, to the knowledge of Oasis, no union attempts to organize the employees of Oasis have been made, nor are any such attempts now threatened; and

             (iii) there are no pending or, to the knowledge of Oasis, threatened material claims by any current or former employee of Oasis or any employment-related claims or investigations by any Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour laws, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

          SECTION 5.14. EMPLOYEE BENEFIT MATTERS. Schedule 5.14 attached hereto sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by Oasis. Except as listed on Schedule 5.14, Oasis does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of Oasis, whether pursuant to contract, arrangement, custom or informal understanding, which do not constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which Oasis may have any ongoing material liability after Closing. Oasis does not maintain nor has it ever contributed to any Multi-Employer Plan as defined by Section 3(37) of ERISA. Oasis does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by Oasis as to which Oasis has been a party. As to any employee pension benefit plan listed on Schedule 5.14 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in Section 4043 of ERISA).

          SECTION 5.15. INSURANCE POLICIES. Attached hereto as Schedule 5.15 is a list of all insurance policies of Oasis setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 5.15 is in full force and effect, is valid and enforceable, and Oasis is not in breach of or in default under any such policy. All policies listed on Schedule 5.15 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid or will be paid in full prior to the closing date, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of Oasis. Oasis has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. Oasis has not since inception (a) been denied or had revoked, canceled or rescinded any policy of insurance, or (b) self insured against any risk ordinarily insured against by similar businesses. Schedule 5.15 contains a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. Oasis has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

          SECTION 5.16. TAXES. Except as set forth on Schedule 5.16, Oasis has filed or obtained filing extensions for all tax returns, federal, state, county, and local, including payroll taxes, required to be filed by it, and Oasis has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Oasis is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Oasis have never been audited by the Internal Revenue Service and no state income or sales tax returns of Oasis have been audited. No deficiency assessment with respect to or proposed adjustment of Oasis's federal, state, county, or local taxes, including payroll taxes, is pending or, to the best of Oasis's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Oasis (other than liens for taxes not yet due and payable). Neither Oasis nor any of its shareholders have ever filed a consent pertaining to Oasis pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

          SECTION 5.17.  INTERESTED TRANSACTIONS.  Except as provided on
     Schedule 5.17, Oasis is not a party to any contract, loan or other transaction with any Oasis Shareholder nor does Oasis have any direct or indirect interest in or affiliation with any Oasis Shareholder to any such contract, loan or other transaction. No Oasis Shareholder is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of Oasis.

          SECTION 5.18.  INTELLECTUAL PROPERTY.

          (a) Attached hereto as Schedule 5.18 is a true, correct and complete list of all of Oasis's patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of Oasis's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Oasis has not infringed upon and are not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

          (b) No trade secret or confidential know-how material to the business of Oasis as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Oasis's proprietary interests in and to such trade secrets and confidential know-how, and other than disclosures to employees, officers, directors, agents, attorneys, accountants, consultants, independent contractors or other representatives of Oasis, each of whom is obligated (by contract, employment policy, cannons of ethics or the like) to maintain the confidentiality of such information.

          (c) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Rainwire or any of its successors to own, use, license or sublicense any of the Intellectual Property currently owned, used, licensed or sublicensed by Oasis nor will it require the consent of any Authority or third party in respect of any such Intellectual Property and no present or former employee, or officer of Oasis has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

          SECTION 5.19. REQUIRED VOTE OF OASIS SHAREHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Oasis Common Stock to adopt this Agreement and approve the Share Exchange is the only vote of the holders of any class or series of Oasis Capital Stock necessary to adopt this Agreement and approve the Share Exchange and the other transactions contemplated hereby.

          SECTION 5.20. BROKERAGE. Except as disclosed on Schedule 5.20, neither Oasis, nor any Oasis Shareholder has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from Oasis, or from Rainwire or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Such fee shall be borne by the Oasis Shareholders and not by Oasis or Rainwire.

          SECTION 5.21.  STATEMENTS TRUE AND CORRECT.

          (a) No representation or warranty made herein by Oasis or any of the Oasis Shareholders, nor in any statement, certificate or instrument to be furnished to Rainwire by Oasis or any of the Oasis Shareholders pursuant to any Share Exchange Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary, in light of the circumstances under which it was made, to make these statements contained herein and therein not misleading.

          (b) None of the information supplied or to be supplied by Oasis for inclusion or incorporation by reference into the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time the Form S-4 is amended or supplemented, at the time the Form S-4 becomes effective under the Securities Act and the Exchange Act or on the date it is first mailed to holders of Oasis Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading.

          (c) Notwithstanding the foregoing provisions of Section 5.21(b), no representation or warranty is made by Oasis with respect to information supplied or to be supplied by Rainwire for inclusion or incorporation by reference into the Form S-4 nor with respect to any statements made or incorporated by reference in the Form S-4 based in whole or in part upon such information.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF RAINWIRE

     Rainwire hereby represents and warrants to Oasis as follows:

          SECTION 6.01. ORGANIZATION, AUTHORITY AND CAPACITY. Rainwire is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Rainwire has the full power and authority necessary to (a) execute, deliver and perform its obligations under the Share Exchange Documents to be executed and delivered by it, and (b) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Rainwire is duly qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.01, which includes every state of the United States in which the conduct of the business and the ownership of such properties and assets requires it to be so qualified.

          SECTION 6.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance of the Share Exchange Documents to be executed and delivered by Rainwire have been duly authorized by all necessary corporate action by Rainwire, and the Board of Directors has recommended that the Shareholders of Rainwire approve the Share Exchange and the transactions contemplated thereby be submitted for consideration to its shareholders. The Share Exchange Documents to be executed and delivered by Rainwire have been or will be, as the case may be, duly executed and delivered by Rainwire and constitute or will constitute the legal, valid and binding obligations of Rainwire, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

          SECTION 6.03. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth on Schedule 6.03, the execution, delivery and performance by Rainwire of the Share Exchange Documents to be executed and delivered by it: (a) do not require the consent of or notice to any Authority or any other third party (except for those required under or in relation to State Securities or "blue sky" laws, the Securities Act, and the GCDL with respect to the filing of the Certificate of Share Exchange);
     (b) will not conflict with any provision of Rainwire's articles or certificate of incorporation or bylaws; (c) do not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Rainwire is a party or by which Rainwire or any of its respective properties are bound; (d) do not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any Rainwire Material Agreement; and
     (e) will not create any lien, encumbrance or restriction upon any of the assets or properties of Rainwire.

          SECTION 6.04. GOVERNING DOCUMENTS. True and correct copies of the organizational documents and all amendments thereto of Rainwire and copies of the bylaws of Rainwire have been provided to Oasis. Oasis has previously been provided with access to Rainwire's minutes, and such minutes accurately reflect all proceedings of the shareholders and board of directors of Rainwire (and all committees thereof).

          SECTION 6.05. OUTSTANDING AND AUTHORIZED CAPITALIZATION. The authorized capital stock of Rainwire consists of 20,000,000 shares of Rainwire Common Stock and 2,500,000 shares of Rainwire Preferred Stock. As of the date of this Agreement, Rainwire has 9,909,886 shares of Rainwire Common Stock issued and outstanding, 24,960 shares of Series C Preferred Stock issued and outstanding, and 500,000 Shares of Series D Convertible Preferred Stock issued and outstanding. All issued and outstanding shares of Rainwire Common and Preferred Stock have been duly and validly issued, and are fully paid and non-assessable. Except as set forth in Schedule 6.05, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to shares of capital stock of Rainwire, no outstanding securities convertible into or exchangeable for shares of capital stock of Rainwire, and, Rainwire is not obligated to issue or repurchase any of its shares of capital stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares of capital stock of Rainwire. Except as set forth in Schedule 6.05 or the Certificate of Incorporation, as amended, Rainwire has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in
     Schedule 6.05, there are no voting trusts or agreements nor any preemptive rights relating to any outstanding securities of Rainwire (whether or not Rainwire is a party thereto). No shares of Rainwire Common Stock are held in Rainwire's treasury. All outstanding securities of Rainwire were issued in compliance with all applicable federal and state securities laws. All Rainwire Common Stock to be issued in connection with the Share Exchange will be duly and validly issued, fully paid and nonassessable.

          SECTION 6.06. REPORTS AND FINANCIAL STATEMENTS. Rainwire shall complete, file and make available to Oasis (including through the SEC's EDGAR system) true and complete copies of: (a) Rainwire's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ending December 31, 2000; (b) Rainwire's Quarterly Report on Form 10-QSB filed with the SEC for the quarter ended March 31, 2001; (c) Rainwire's Quarterly Report on Form 10-QSB filed with the SEC for the quarter ended June 30, 2001; and (d) Rainwire's Quarterly Report on Form 10-QSB filed with the SEC for the quarter ended September 30, 2001 (individually a "SEC Report" and collectively, the "SEC Reports"). To the best of Rainwire's knowledge, the audited consolidated financial statements and unaudited consolidated interim financial statements included in Rainwire SEC Reports (including any related notes and schedules) complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto, and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-QSB of the Exchange Act) and fairly presented the financial position of Rainwire and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments).

          SECTION 6.07. ABSENCE OF CHANGES. Since September 30, 2001, Rainwire has conducted its business only in the ordinary course and has not, except as set forth in the SEC Reports or Schedule 6.07:

             (a) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

             (b) paid, discharged or satisfied any material liability other than in the ordinary course of business;

             (c) written off as uncollectible any account receivable other than in the ordinary course of business or suffered an impairment of any other asset (or is aware of any facts that would result in such write-off or impairment);

             (d) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

             (e) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $25,000 or made aggregate capital expenditures or commitments in excess of $25,000;

             (f) made any material change in any method of accounting or accounting practice;

             (g) subjected any of its assets, tangible or intangible, to any Lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

             (h) hired, committed to hire or terminated any employee other than in the ordinary course of business;

             (i) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of Rainwire Common Stock or purchased, redeemed or otherwise acquired, directly or indirectly, any Rainwire Common Stock;

             (j) terminated or amended any material contract, license or other instrument to which Rainwire is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which, in the aggregate, would have a Rainwire Material Adverse Effect;

             (k) effected any change in its capital structure;

             (l) (i) incurred, assumed or refinanced any Indebtedness other than in the ordinary course of business consistent with past practice, or
        (ii) made any loans, advances or capital contributions to, or investments in, any Person other than an Rainwire Subsidiary or any employee or officer as a cash advance, in each case in the ordinary course of business and consistent with past practice;

             (m) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (i) Indebtedness as it matures and become due and payable or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

             (n) changed any of the accounting or tax principles, practices or methods used by Rainwire, except as required by changes in applicable Tax Laws or changed reserve amounts or policies;

             (o) (i) entered into any employment contract or other arrangement or made any change in the compensation payable or to become payable to any of the officers of Rainwire or Persons acting in a similar capacity or Affiliates in the ordinary course consistent with past practice, (ii) terminated or entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan, and except for cash advances made in the ordinary course of business consistent with past practice, (iii) paid any bonuses payable or to become payable to any of the officers of Rainwire or Persons acting in a similar capacity or (iv) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

             (p) (i) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any Affiliate, officer, employee or Person acting in a similar capacity, or paid or agreed to pay or made any accrual or arrangement for payment to any Affiliate, officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice, (ii) granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present or (iii) or amended in any material respect any such existing plan, agreement or arrangement to effect any of the foregoing;

             (q) made any payments (other than regular compensation and cash advances payable to officers and employees or Persons acting in a similar capacity of Rainwire in the ordinary course consistent with past practice), loans, advances or other distributions, or enter into any transaction, agreement or arrangement with, the Rainwire Shareholders, any Rainwire Affiliates, officers, employees, agents, consultants or Persons acting in a similar capacity, stockholders of their Affiliates, associates or family members;

             (r) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

             (s) (i) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (ii) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

             (t) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance;

             (u) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law or as may be reasonably necessary to secure or protect intellectual or other property rights of Rainwire, provided any confidential information to any Person other than Rainwire; or

             (v) agreed, whether in writing or otherwise, to take any action described in this Section 6.07.

          SECTION 6.08. NO UNDISCLOSED LIABILITIES. To the best of Rainwire's knowledge, neither Rainwire nor any of its Subsidiaries have any Liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) Liabilities or obligations reflected in any of the SEC Reports, (b) Liabilities incurred in the ordinary course of business since the date of the most recent SEC Reports, or (c) Liabilities or obligations that would not, individually or in the aggregate, have an Rainwire Material Adverse Effect.

          SECTION 6.09. LITIGATION, ETC. Except as listed on Schedule 6.09 hereto and except for matters that are covered by Rainwire's insurance (taking into account any applicable limits on coverage), (a) there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending (a "Claim") against Rainwire, or to the knowledge of Rainwire, no such matter is threatened, and there is no basis for any such action, (b) to the knowledge of Rainwire, there are no governmental or administrative investigations or inquiries pending that involve Rainwire,
     (c) there are no judgments against or consent decrees binding on Rainwire or its assets or which may have an adverse effect on, the business or goodwill of Rainwire; and (d) all Claims have been reported to the appropriate insurance carrier and, to the knowledge of Rainwire, Rainwire has not received a notice of denial of coverage or a reservation of rights. A list of all outstanding Claims against Rainwire is set forth on Schedule 6.15.

          SECTION 6.10. NO VIOLATION OF LAW. The business of Rainwire and its Subsidiaries have not been and are not currently in violation of no local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body except (a) as described in any of the SEC Reports and (b) for violations that would not, individually or in the aggregate, have an Rainwire Material Adverse Effect.

          SECTION 6.11.  REAL AND PERSONAL PROPERTY.

          (a) Schedule 6.11(a) sets forth a list of all items of material personal and mixed, tangible and intangible property, rights and assets owned or leased by Rainwire. Except as set forth on Schedule 6.11(a), Rainwire (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Rainwire Financial Statements; and (ii) owns such rights, assets and personal property free and clear of all Liens, encumbrances or restrictions of any nature whatsoever (except for current year ad valorem taxes).

          (b) Schedule 6.11(b) contains a true and correct description of all real property owned or leased by Rainwire, including all improvements located thereon. Except as set forth on Schedule 6.11(b), Rainwire has good and marketable title to all real property owned by it, free and clear of any Liens, encumbrances or restrictions of any nature whatsoever. Oasis has been furnished with true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the matters listed on Schedule 6.11(b). No condemnation or similar actions are currently in effect or pending against any part of any real property owned or leased by Rainwire or, to the knowledge of Rainwire, no such action is threatened against any such real property. There are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any owned or leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

          (c) The assets owned or leased by Rainwire (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets (together with any assets leased by Rainwire) include all rights, properties, interests in properties, and assets necessary to permit Rainwire to carry on its business as presently conducted following the Share Exchange.

        SECTION 6.12.  CONTRACTS AND COMMITMENTS.

          (a) Schedule 6.12 contains a complete and accurate list of all contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of Rainwire of or concerning the following matters which involve (i) payments by or to Rainwire in excess of $5,000, (ii) performance by or for Rainwire of services or obligations the value of which is in excess of $5,000, or (iii) performance by or for Rainwire of services or obligations for greater than 90 days (the "Rainwire Agreements"):

             (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

             (ii) the employment or engagement of any officer, director, employee, consultant or agent;

             (iii) any relationship with any Rainwire Shareholder, or any person or entity affiliated with or related to any Rainwire Shareholder or any officer, director, employee, consultant or agent of Rainwire;

             (iv) any arrangement limiting the freedom of Rainwire to compete in any manner in any line of business;

             (v) any arrangement that could reasonably be anticipated to have a Rainwire Material Adverse Effect;

             (vi) any arrangement not in the ordinary course of business;

             (vii) any power of attorney, whether limited or general, granted by or to Rainwire;

             (viii) any agreements relating to the making of any loan or advance by Rainwire;

             (ix) any agreements providing for the indemnification by Rainwire of any Person;

             (x) any agreements with any Authority except those entered into in the ordinary course of business which are not material to Rainwire;

             (xi) any broker, distributor, dealer or representative or agency agreements pursuant to which Rainwire made payments in excess of $25,000 during the preceding fiscal year;

             (xii) any agreements (including settlement agreements) currently in effect pursuant to which Rainwire licenses the right to use any Intellectual Property to any Person or from any Person (other than license agreements related to off-the-shelf software products);

             (xiii) any confidentiality agreements entered into by Rainwire during the period commencing three years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which Rainwire was restricted from providing information to third parties, other than confidentiality agreements entered into in the normal course of business;

             (xiv) any voting trust or similar agreements relating to any of the ownership interests in Rainwire to which any of the Rainwire Shareholders or Rainwire is a party;

             (xv) any joint venture, partnership or similar documents or agreements; and

             (xvi) any agreement that materially limits or purports to materially limit the ability of Rainwire to own, operate, sell, transfer, pledge or otherwise dispose of any assets.

          (b) Rainwire has delivered or will deliver to Oasis true and complete copies of all Rainwire Agreements. Except as indicated on Schedule 6.12, the Rainwire Agreements are valid and enforceable in accordance with their terms (except to the extent limited by equitable principles or bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) and there is not under any of such contracts (i) any existing or claimed default by Rainwire or event which with the notice or lapse of time, or both, would constitute a default by Rainwire or (ii) to the knowledge of Rainwire, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party. Except as indicated on Schedule 6.12, the continuation validity and enforceability of the Rainwire Agreements will not be affected by the Share Exchange and the Share Exchange will not result in a breach of, or default under, or require the consent of any other party to any of the Rainwire Agreements. Except as set forth on
     Schedule 6.12, there is no actual or, to the knowledge of Rainwire, threatened termination, cancellation or limitation of any Rainwire Agreements that would have a Rainwire Material Adverse Effect. To the knowledge of Rainwire, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Rainwire Agreements.

          SECTION 6.13.  EMPLOYMENT AND LABOR MATTERS.

          (a) Schedule 6.13(a) sets forth (i) the number of full-time and part-time employees of Rainwire and (ii) the name and compensation paid to each employee of or consultant to Rainwire who currently receives or has received salary, benefits and bonuses for the two most recently ended fiscal years in excess of $50,000.

          (b) Rainwire is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including the National Labor Relations Act, the Immigration Reform and Control Act of 1986, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Americans With Disabilities Act, the Fair Labor Standards Act, ERISA, the Occupational Safety and Health Act, the Family Medical Leave Act, and any other law, ordinance or regulation respecting the terms and conditions of employment, including authorization to work in the United States, equal employment opportunity (including prohibitions against discrimination, harassment, and retaliation), payment of wages, hours of work, occupational safety and health, and labor practices.

          (c) Except as disclosed on Schedule 6.13(c),

             (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning Rainwire's employment practices pending or, to the knowledge of Rainwire, threatened before any federal, state or local agency or court, and, to the knowledge of Rainwire, no basis for any such matter exists;

             (ii) Rainwire is not a party to any union or collective bargaining agreement, and, to the knowledge of Rainwire, no union attempts to organize the employees of Rainwire have been made, nor are any such attempts now threatened; and

             (iii) there are no pending or, to the knowledge of Rainwire, threatened material claims by any current or former employee of Rainwire or any employment-related claims or investigations by any Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour laws, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

          SECTION 6.14. EMPLOYEE BENEFIT MATTERS. Schedule 6.14 attached hereto sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by Rainwire. Except as listed on Schedule 6.14, Rainwire does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of Rainwire, whether pursuant to contract, arrangement, custom or informal understanding, which do not constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which Rainwire may have any ongoing material liability after Closing. Oasis does not maintain nor has it ever contributed to any Multi-Employer Plan as defined by Section 3(37) of ERISA. Rainwire does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by Rainwire as to which Rainwire has been a party. As to any employee pension benefit plan listed on Schedule 6.14 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in Section 4043 of ERISA).

          SECTION 6.15. INSURANCE POLICIES. Attached hereto as Schedule 6.15 is a list of all insurance policies of Rainwire setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 6.15 is in full force and effect, is valid and enforceable, and Rainwire is not in breach of or in default under any such policy. All policies listed on Schedule
     6.15 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid or will be paid in full prior to the closing date, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of Rainwire. Rainwire has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. Rainwire has not since inception (a) been denied or had revoked, canceled or rescinded any policy of insurance, or (b) self insured against any risk ordinarily insured against by similar businesses.
     Schedule 6.15 contains a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. Rainwire has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

          SECTION 6.16. TAXES. Except as set forth on Schedule 6.16, Rainwire has filed or obtained filing extensions for all tax returns, federal, state, county, and local, including payroll taxes, required to be filed by it, and Rainwire has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Rainwire is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Rainwire have never been audited by the Internal Revenue Service and no state income or sales tax returns of Rainwire have been audited. No deficiency assessment with respect to or proposed adjustment of Rainwire's federal, state, county, or local taxes, including payroll taxes, is pending or, to the best of Rainwire's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Rainwire (other than liens for taxes not yet due and payable). Neither Rainwire nor any of its shareholders have ever filed a consent pertaining to Rainwire pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

          SECTION 6.17.  INTERESTED TRANSACTIONS.  Except as provided on
     Schedule 6.17, Rainwire is not a party to any contract, loan or other transaction with any Rainwire Shareholder nor does Rainwire have any direct or indirect interest in or affiliation with any Rainwire Shareholder to any such contract, loan or other transaction. No Rainwire Shareholder is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of Rainwire.

          SECTION 6.18.  INTELLECTUAL PROPERTY.

          (a) Attached hereto as Schedule 6.18 is a true, correct and complete list of all of Rainwire's patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of Rainwire's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Rainwire has not infringed upon and are not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

          (b) No trade secret or confidential know-how material to the business of Rainwire as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Rainwire's proprietary interests in and to such trade secrets and confidential know-how, and other than disclosures to employees, officers, directors, agents, attorneys, accountants, consultants, independent contractors or other representatives of Rainwire, each of whom is obligated (by contract, employment policy, cannons of ethics or the like) to maintain the confidentiality of such information.

          (c) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Rainwire or any of its successors to own, use, license or sublicense any of the Intellectual Property currently owned, used, licensed or sublicensed by Rainwire nor will it require the consent of any Authority or third party in respect of any such Intellectual Property and no present or former employee, or officer of Rainwire has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

          SECTION 6.19. BROKERAGE. Except as disclosed on Schedule 6.20, Rainwire has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from Rainwire, or from Oasis or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Such fee shall be borne by Rainwire.

          SECTION 6.20. SUBSIDIARIES. Except as set forth on Schedule 6.20, Rainwire does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture or other entity.

          SECTION 6.21.  STATEMENTS TRUE AND CORRECT.

          (a) No representation or warranty made herein by Rainwire, nor in any statement, certificate or instrument to be furnished to Oasis or the Oasis Shareholders by Rainwire pursuant to any Share Exchange Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary, in light of the circumstances under which it was made, to make these statements contained herein and therein not misleading.

          (b) None of the information supplied or to be supplied by Rainwire for inclusion or incorporation by reference into the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time the Form S-4 is amended or supplemented, at the time the Form S-4 becomes effective under the Securities Act and the Exchange Act or on the date it is first mailed to holders of Rainwire Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading.

          (c) Notwithstanding the foregoing provisions of this Section 6.21(b), no representation or warranty is made by Rainwire with respect to information supplied or to be supplied by Oasis for inclusion or incorporation by reference into the Form S-4 nor with respect to any statements made or incorporated by reference in the Form S-4 based in whole or in part upon such information.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.01. ACCESS TO INFORMATION. From the date of this Agreement through the Closing Date, Oasis will afford the officers and authorized representatives of Rainwire access during regular business hours and upon reasonable notice to Oasis's properties, books and records that may relate to or concern the Share Exchange and will furnish such parties with such additional financial, operating and other information as to the business and properties of Oasis as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of Oasis in connection with such investigation of the properties and business of Oasis. In addition, from the date of this Agreement through the Closing Date, Rainwire will afford the officers and authorized representatives of Oasis access during regular business hours and upon reasonable notice to all of Rainwire's properties, books and records that may relate to or concern the Share Exchange and will furnish such parties with such additional financial, operating and other information as to the business and properties of Rainwire as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of Rainwire in connection with such investigation of the properties and business of Rainwire. In each case, such access or investigation shall be subject to
Section 7.07.

     SECTION 7.02. NO-SHOP. Unless and until this Agreement is terminated pursuant to Article X hereof, Oasis shall not directly or indirectly, through any officer, director, shareholder, employee, agent, or otherwise: (a) solicit, initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of any acquisition or business combination of all or a material amount of the assets of, or an equity interest in Oasis, or approve or undertake any such transaction; (b) participate in any discussions or negotiations regarding, or furnish to any other person, corporation or other entity, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person, corporation or other entity to do, any of the foregoing; or
(c) enter into any contract, agreement or understanding, whether oral or written, that would prevent the consummation of the Share Exchange. Notwithstanding the foregoing, in the event Oasis or any Oasis Shareholder shall directly or indirectly receive a proposal relating to any acquisition or business combination involving Oasis, Oasis or such Oasis Shareholder shall immediately notify Rainwire in writing of the terms of such proposal. Oasis agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any acquisition, business combination, equity interest or similar transaction with respect to Oasis.

     If either Oasis or the Oasis Shareholders signs a letter of intent or other agreement in breach of this Section 7.02, and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, Oasis shall pay Rainwire the sum of $10,000. The Parties agree that this amount is in consideration for Rainwire's expenses and lost opportunities in connection with a breach of this Section 7.02 by Oasis and shall not be construed as a penalty.

     SECTION 7.03. AFFIRMATIVE COVENANTS OF OASIS. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Oasis covenants and agrees that, unless the prior written consent of Rainwire shall have been obtained, and except as otherwise expressly contemplated herein, Oasis shall:

          (a) operate its business only in the usual, regular, and ordinary course of business, consistent with past practices;

          (b) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

          (c) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no material or adverse changes to employee relations;

          (d) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

          (e) pay all accounts payable of Oasis in accordance with past practice and collect all accounts receivable in accordance with past practice;

          (f) consult with Rainwire prior to undertaking any new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of Rainwire;

          (g) make available to Rainwire true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and financial statements related to Oasis and furnished to management of Oasis;

          (h) cause all tax returns that have not been filed prior to the date hereof to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by Rainwire;

          (i) as soon as reasonably practicable after they become available, but in no event more than 30 days following the end of each calendar month, deliver to Rainwire true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof on the format historically utilized by Oasis;

          (j) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights;

          (k) keep in full force and effect present insurance policies or other comparable insurance coverage; and

          (l) notify Rainwire of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have a Oasis Material Adverse Effect or would cause or constitute, a breach of any of the representations, warranties or covenants contained herein by Oasis or the Oasis Shareholders; or (ii) any material change in the normal course of business or in the operation of the assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving Oasis or any material property of Oasis. Oasis agrees to keep Rainwire fully informed of such events and to permit Rainwire's representatives prompt access to all materials prepared in connection therewith.

     SECTION 7.04. NEGATIVE COVENANTS OF OASIS. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Oasis covenants and agrees that it will not do any of the following without the prior written consent of Rainwire:

          (a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents to obtain any consents required for the transactions contemplated thereby, or

     (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

          (b) amend any of its organizational or governing documents;

          (c) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of Oasis consistent with past practices, or impose, or suffer the imposition, on any asset of Oasis of any lien or permit any such lien to exist;

          (d) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any Oasis Common Stock, or declare or pay any dividend or make any other distribution in respect of Oasis Common Stock;

          (e) other than pursuant to the Share Exchange Documents, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional Oasis Common Stock or any rights with respect to any Oasis Common Stock;

          (f) purchase or acquire any assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

          (g) adjust, split, combine or reclassify any Oasis Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for Oasis Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration;

          (h) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

          (i) grant any increase in compensation or benefits to the employees or officers of Oasis, except in accordance with past practice; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the Schedules hereto; enter into or amend any severance agreements with officers of Oasis; or grant any material increase in fees or other increases in compensation or other benefits to directors of Oasis except in accordance with past practice;

          (j) other than as contemplated by this Agreement or as set forth on
     Schedule 7.04, enter into or amend any employment contract between Oasis and any person or entity (unless such amendment is required by law) that Oasis does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

          (k) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

          (l) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

          (m) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of Oasis for material money damages or restrictions upon the operations of Oasis;

          (n) except as set forth on Schedule 7.04, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

          (o) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $25,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

          (p) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article V to be untrue or incorrect;

          (q) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person; and

          (r) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action that would result in any of the conditions to the Share Exchange not being satisfied, or, except as otherwise allowed hereunder, that could reasonably be expected to prevent, impede, interfere with or significantly delay the transactions contemplated hereby.

     SECTION 7.05. AFFIRMATIVE COVENANTS OF RAINWIRE. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Rainwire covenants and agrees that, unless the prior written consent of Oasis shall have been obtained, and except as otherwise expressly contemplated herein, Rainwire shall and shall cause each of its Subsidiaries to:

          (a) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers; and

          (b) notify Oasis of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have an Rainwire Material Adverse Effect or would cause or constitute, a breach of any of Rainwire's representations, warranties or covenants contained herein; or (ii) any material change in the normal course of business or in the operation of Rainwire's assets, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings.

     SECTION 7.06. NEGATIVE COVENANTS OF RAINWIRE. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Rainwire covenants and agrees that neither Rainwire nor any of its Subsidiaries, will do any of the following without the prior written consent of Oasis:

          (a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

          (b) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article VI to be untrue or incorrect.

     SECTION 7.07. CONFIDENTIALITY. Rainwire and Oasis agree that each shall hold in confidence any confidential information about the other that it has received, or hereafter receives, pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless
(a) such information shall have been publicly disclosed other than as a result of any wrongful action by the recipient of such information or (b) the recipient of such information independently develops or is aware of such information.

     SECTION 7.08. PUBLIC ANNOUNCEMENTS. Rainwire, Oasis and the Oasis Shareholders will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless the same may be required by applicable law.

     SECTION 7.09. FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Oasis and Rainwire shall execute and file a Certificate of Share Exchange with the Secretary of State of the State of Georgia in connection with the Closing.

     SECTION 7.10. CONDITIONS TO CLOSING. The Oasis Shareholders, Oasis and Rainwire agree to use their commercially reasonable best efforts to satisfy the closing conditions set forth in Articles VIII and IX of this Agreement within three (3) business days after all regulatory matters have been complied with.

                                  ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF RAINWIRE

     The obligation of Rainwire to consummate the Share Exchange is subject to the satisfaction or written waiver, at or prior to Closing, of each of the following conditions:

          SECTION 8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Oasis and the Oasis Shareholders set forth in this Agreement, or any document or instrument delivered to Rainwire hereunder, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified; provided, however, that Oasis and the Oasis Shareholders shall have five days to cure any such material breach of a representation or warranty (it being agreed that such five day period shall commence as to such breach upon Rainwire becoming aware thereof and that disclosure of a matter subsequent to the date hereof shall not constitute a cure).

          SECTION 8.02. PERFORMANCE; COVENANTS. All of the terms, covenants and conditions of the Share Exchange Documents to be complied with or performed by Oasis or the Oasis Shareholders at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following documents:

             (a) A good standing certificate regarding Oasis, certified by the Secretary of State of the respective state of incorporation and all states where such entity is qualified to do business, dated within 30 business days of the Closing;

             (b) A certificate dated as of the Closing Date signed by the duly authorized officers of Oasis certifying that the representations and warranties of Oasis set forth herein are true and correct in all material respects as of the Effective Time and that Oasis and each of the Oasis Shareholders have fulfilled all of the conditions of this
        Article VIII;

             (c) Written consents of all third parties necessary for the consummation of the transactions contemplated by the Share Exchange Documents;

             (d) Resolutions duly adopted by Oasis (Board and shareholder) approving the execution, delivery and performance of this Agreement and the consummation of the Share Exchange, certified by an appropriate officer of Oasis; and

             (e) All books and records of Oasis, including all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by Rainwire, which the parties acknowledge will at the Closing be located at the corporate offices of Oasis.

          SECTION 8.03. NECESSARY CONSENTS AND APPROVALS. Rainwire, Oasis and the Oasis Shareholders shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law, shall have expired, necessary in order for Rainwire and Oasis to consummate the Share Exchange.

          SECTION 8.04. NO MATERIAL ADVERSE CHANGE. There shall not have occurred a Oasis Material Adverse Effect between the date hereof and the Effective Time or a material change in the financial condition of Oasis as represented in the Oasis Financial Statements and the Schedules attached to this Agreement.

          SECTION 8.05. NO INJUNCTION, ETC. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Share Exchange, or which is related to or arises out of the business or operations of Oasis, if such action, proceeding, investigation or legislation, in the reasonable judgment of Rainwire or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

          SECTION 8.06. OASIS SHAREHOLDER APPROVAL. This Agreement and all other documents and instruments to be delivered in connection herewith, shall have been approved by the Oasis Shareholders.

          SECTION 8.07. EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          SECTION 8.08. CERTIFICATE OF SHARE EXCHANGE. Oasis shall have executed and delivered to Rainwire the Certificate of Share Exchange to be filed with the Secretary of State of the State of Georgia in connection with the Share Exchange.

          SECTION 8.09. TAX-FREE SHARE EXCHANGE. The Parties are reasonably satisfied that as of the Closing Date, the transactions contemplated by the Share Exchange will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IX

           CONDITIONS TO OBLIGATIONS OF OASIS AND OASIS SHAREHOLDERS

     The obligations of Oasis and the Oasis Shareholders to close the Share Exchange are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

          SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Rainwire set forth in this Agreement, or any document or instrument delivered to any party hereunder, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately in all material respects the state of facts existing on the date so specified; provided, however, that Rainwire shall have five days to cure any such material breach of a representation or warranty (it being agreed that such five day period shall commence as to such breach upon Oasis becoming aware thereof and that disclosure of a matter subsequent to the date hereof shall not constitute a cure).

          SECTION 9.02. PERFORMANCE; COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Rainwire at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

             (a) A good standing certificate regarding Rainwire certified by the Secretary of State of the State of Delaware, dated within 30 days prior to Closing;

             (b) A certificate dated as of the Closing Date signed by a duly authorized officer of Rainwire certifying that the representations and warranties of Rainwire set forth herein are true and correct in all material respects as of the Effective Time and that Rainwire has fulfilled all of the conditions of this Article; and

             (c) Resolutions duly adopted by the Board of Directors of Rainwire approving the execution, delivery and performance of this Agreement and the consummation of the Share Exchange, certified by an appropriate officer of Rainwire;

          SECTION 9.03. NECESSARY CONSENTS AND APPROVALS. Rainwire, Oasis and the Oasis Shareholders shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law, shall have expired, necessary in order for Rainwire and Oasis to consummate the Share Exchange, including the waiting period associated with the Form S-4 filed, or to be filed, by Rainwire in connection with the Amendment.

          SECTION 9.04. NO MATERIAL ADVERSE CHANGE. There shall not have occurred an Rainwire Material Adverse Effect between the date hereof and the Effective Time.

          SECTION 9.05. NO INJUNCTION, ETC. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Share Exchange, or which is related to or arises out of the business or operations of Rainwire, if such action, proceeding, investigation or legislation, in the reasonable judgment of Oasis or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

          SECTION 9.06. EFFECTIVENESS OF FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          SECTION 9.07. CERTIFICATE OF SHARE EXCHANGE. Rainwire shall have executed and delivered to Oasis the certificate of share exchange to be filed with the Secretary of State of the State of Georgia in connection with the Share Exchange.

          SECTION 9.08. TAX-FREE SHARE EXCHANGE. The Parties are reasonably satisfied that as of the Closing Date, the transactions contemplated by the Share Exchange will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          SECTION 9.09. OTC BULLETIN BOARD LISTING. The shares of Rainwire Common Stock to be issued in the Share Exchange shall have been approved for listing on the OTC Bulletin Board, unless the failure to have such shares approved for listing on the OTC Bulletin Board is waived in writing by Oasis.

          SECTION 9.10. RAINWIRE SHAREHOLDER APPROVAL. Rainwire shall have taken all steps required by the DGCL and the federal securities laws to obtain the consent of a majority of its shareholders in favor of the Amendment and to notify the remaining shareholders of the Amendment.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.01. RIGHT OF TERMINATION. This Agreement and the Share Exchange may be terminated at any time prior to the Closing Date:

          (a) By the mutual written consent of Rainwire and Oasis.

          (b) by either Rainwire or Oasis if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the completion of the Closing to occur on or before such date; or

          (c) by Rainwire if there has been (i) a material breach of any covenant or agreement or of a representation or warranty herein on the part of Oasis which has not been cured, or adequate assurance (acceptable to Rainwire in its sole discretion) of cure given, in either case, within fifteen (15) business days following receipt of notice of such breach; or

          (d) by Oasis if (i) there has been a material breach of any covenant or agreement or of a representation or warranty herein on the part of Rainwire which has not been cured, or adequate assurance (acceptable to Oasis in its sole discretion) of cure given, in either case, within fifteen
     (15) business days following receipt of notice of such breach or (ii) at Closing Rainwire shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) exchange; or

          (e) by either Rainwire or Oasis (and the Oasis Shareholders) if either of such party's due diligence investigation has disclosed the existence of
     (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party's reasonable judgment, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by this Agreement.

     SECTION 10.02. EFFECT OF TERMINATION. In the event of termination in accordance with this Article X, this Agreement shall become void and of no further force or effect, without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant thereto and for any obligation or liability of any party based on or arising from any breach or default by any such party with respect to his or its particular representations, warranties, covenants or agreements, as to his or its particular actions or inactions, contained in the Share Exchange Documents.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

     SECTION 11.01. INDEMNIFICATION BY RAINWIRE. Rainwire shall defend, indemnify and hold harmless Oasis and the Oasis Shareholders and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from or in connection with any misrepresentation or omission or breach by Rainwire of any representation or warranty contained in this Agreement.

     SECTION 11.02. INDEMNIFICATION BY OASIS AND THE OASIS SHAREHOLDERS. Oasis and the Oasis Shareholders shall defend, indemnify and hold harmless Rainwire and its respective representatives, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with any misrepresentation or omission or breach by Oasis or the Oasis Shareholders or any representation or warranty contained in this Agreement.

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

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     SECTION 12.01.  NOTICES.

          (a) Any notice sent in accordance with the provisions of this Section
     12.01 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

If to Oasis:         Oasis Group, Inc.
                     First Floor, Monteith Commons
                     2931 Piedmont Road, N.E.
                     Atlanta, GA 30305
                     Attention: Ronald A. Potts
                     Facsimile: (404) 842-1583

If to Rainwire:      Rainwire Partners, Inc.
                     First Floor, Monteith Commons
                     2931 Piedmont Road, N.E.
                     Atlanta, GA 30305
                     Attention: Lyne Marchessault
                     Facsimile: (404) 842-1583

          (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
     Section 12.01.

     SECTION 12.02. EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including any fees of brokers, finders investment bankers or other agents or incurred to obtain a fairness opinion; provided, however, for all legal, accounting, investment banking and other fees and expenses incurred by Oasis and the Oasis Shareholders as a result of the transactions contemplated hereby, Oasis shall pay from its own funds the fees and expenses of the Oasis Shareholders prior to the Closing, or to the extent not so paid, then Oasis shall pay such fees and expenses after the Closing when due.

     SECTION 12.03. FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     SECTION 12.04. WAIVER. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     SECTION 12.05. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties.

     SECTION 12.06. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. This Agreement shall survive the Closing and not be merged therein.

     SECTION 12.07. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 12.08. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     SECTION 12.09. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     SECTION 12.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 12.11. BROKERS AND FINDERS. Except as set forth on Schedule 12.11, neither Oasis nor the Oasis Shareholders on the one hand, or Rainwire on the other hand, has employed or otherwise incurred in any manner any liability for any brokerage fees, agents commissions or finder's fees concerning the transactions contemplated hereby.

     SECTION 12.12. SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof. All Schedules will be attached to this Agreement prior to the Closing. All Exhibits will be attached to this Agreement within five (5) after this Agreement is signed by all parties.

     SECTION 12.13. ENFORCEMENT OF AGREEMENT. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Oasis hereto agrees that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to Rainwire, Rainwire shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                                  ARTICLE XIII

                              CERTAIN DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Affiliate" shall mean, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

          "Agreement" shall mean the Amended and Restated Agreement and Plan of Share Exchange.

          "Authority" shall mean any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

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

          "Claim" shall have the meaning set forth in Section 5.09.

          "Closing Date" shall have the meaning set forth in Section 1.02.

          "Closing" shall mean the meaning set forth in Section 1.02.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Effective Time" shall have the meaning set forth in Section 1.03.

          "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended.

          "Exchange Agent" shall have the meaning set forth in Section 3.01.

          "Exchange Ratio" shall have the meaning set forth in Section 2.02.

          "GBCC" shall mean the Georgia Business Corporation Code, as amended.

          "Intellectual Property" shall mean all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, owned, possessed or used by Borrower.

          "Knowledge" or "known," "to the knowledge of," or similar references shall mean the actual knowledge of any of the directors, officers or managerial personnel of Oasis with respect to the matter in question, and such knowledge as any of the directors, officers or managerial personnel of Oasis reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

          "Oasis" shall mean Oasis Group, Inc., a Georgia corporation.

          "Oasis Agreements" shall have the meaning set forth in Section 5.12.

          "Oasis Common Stock" shall mean the Common Stock, no par value, of Oasis.

          "Oasis Material Adverse Effect" shall have mean a material adverse effect on (a) Oasis's ability to perform its obligations under the Share Exchange Documents to be executed and delivered by it or (b) the assets, results of operations or prospects of Oasis taken as a whole.

          "Oasis Shareholders" shall mean those persons listed on Schedule 1 of this Agreement.

          "Person" shall mean any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, joint stock company, unincorporated organization, Authority or natural person.

          "Rainwire" shall mean Rainwire Partners, Inc., a Delaware corporation.

          "Rainwire Common Stock" shall mean the common stock, $.001 par value, of Rainwire.

          "Rainwire Material Adverse Effect" shall mean a material adverse effect on (a) Rainwire's ability to perform its obligations under the Share Exchange Documents to be executed and delivered by it or, (b) the assets, results of operations or prospects of Rainwire and its Subsidiaries taken as a whole.

          "SEC Reports" shall have the meaning set forth in Section 6.06.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Share Exchange" shall have the meaning set forth in Section 1.01.

          "Share Exchange Documents" shall have the meaning set forth in Section 5.01.

          "Subsidiary" shall mean any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly.

          "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

          "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Taxes" means any or all of the foregoing collectively.

     Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  [Remainder of page intentionally left blank]

 [Signature page to Amended and Restated Agreement and Plan of Share Exchange]

     IN WITNESS WHEREOF, each of the Parties has caused this Amended and Restated Agreement and Plan of Share Exchange to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                          RAINWIRE PARTNERS, INC.

                                          By
                                            ------------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                             -----------------------------------

                                          OASIS GROUP, INC.

                                          By
                                            ------------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                             -----------------------------------